Exhibit 99.1

FINAL TRANSCRIPT

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NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

Event Date/Time: Sep. 02. 2008 / 8:30AM ET

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Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

CORPORATE PARTICIPANTS

Ed Albini

Novacea - CFO and VP, Human Resources

John Walker

Novacea - CEO and Chairman

Glenn Oclassen

Transcept - President and CEO

Tom Soloway

Transcept - SVP, Operations and CFO

Nik Singh

Transcept - SVP and Chief Scientific Officer

CONFERENCE CALL PARTICIPANTS

Corey Davis

Natixis - Analyst

Eric Schmidt

Cowen and Company - Analyst

Ken Trbovich

RBC Capital Markets - Analyst

Gabe Hoffman

Accipiter Capital Management - Analyst

PRESENTATION

Operator

Great day, ladies and gentlemen, and welcome to the Novacea and Transcept Pharmaceutical’s Conference Call.

[Operator Instructions].

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to our host for today’s call, Mr. Ed Albini, CFO and Vice President of Human Resources at Novacea. Please, proceed.

Ed Albini - Novacea - CFO and VP, Human Resources

Good morning. This is Ed Albini. Thank you for joining us today to discuss the proposed merger of Transcept Pharmaceuticals and Novacea.

Joining me on the call are John Walker, CEO and Chairman of Novacea, Glenn Oclassen, President and CEO of Transcept, Nik Singh, Senior Vice President and Chief Scientific Officer of Transcept, Tom Soloway, Senior Vice President of Operations and CFO of Transcept, and Terry Moore, Vice President of Marketing and Sales of Transcept.

Before we begin, I would like to make a brief statement regarding forward-looking remarks that you may hear today during the call. During the course of the presentation, Novacea and Transcept may make projections or other forward-looking statements regarding, among other things, the expected timing of regulatory filings with respect to Intermezzo, cash resources of the combined entity and the sufficiency of such resources to fund commercialization of Intermezzo, expected timing of potential

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Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

commercial launch of and commercialization plans regarding Intermezzo, the sufficiency of post closing cash to fund development of Intermezzo through potential launch, the potential markets and expected benefits of Transcept product candidates, the progress and timing of Transcept research, development and clinical trials for its other product candidates, the plans to protect intellectual property, the ability to operate the business without infringing on the intellectual property rights of others, plans for partnering activities and other estimates of future performance.

These forward-looking statements are based on Transcept’s and Novacea’s current expectations, but actual results may differ materially due to various risks and uncertainties including, but not limited to, failure of Novacea’s stockholders to approve the merger, Novacea’s or Transept’s inability to satisfy the conditions of the merger or that the merger is otherwise delayed or ultimately not consummated and the rates of use of Transept’s and Novacea’s cash prior to the closing of the merger.

Additionally, we urge you to review the factors discussed under the caption risk factors, in Novacea’s filings from time to time with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements made during this presentation will, in fact, be realized.

Except as otherwise required by applicable securities laws, we disclaim any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

I would now like to turn the call over to John Walker, CEO and Chairman of Novacea.

John Walker - Novacea - CEO and Chairman

Thank you, Ed. And thank you all for joining us this morning.

First of all, I’m very pleased to announce that the board of directors of both Novacea and Transcept Pharmaceuticals, based on Port Richmond California, have approved the merger of our two companies. The Novacea management team and our board of directors have, over the last several months, gone through a very thorough evaluation of strategic alternatives.

While our initial focus was in oncology, we decided a few months ago to expand our efforts to include all human therapeutic areas, as we believe that combining Novacea resources with a company that has a strong vision and experienced management team, a favorable risk reward profile and a late-stage assets was in the best interest of Novacea’s shareholders. We believe that Transcept Pharmaceuticals fits all of these criteria.

First of all, we believe that Transcept has relatively low regulatory and clinical risk with their key corporate value driver, Intermezzo. Intermezzo is a new and uniquely delivered low dose formulation of zolpidem that in early 2008 completed two Phase Three clinical trials with excellent results for the treatment of insomnia in patients who awaken in the middle of the night and have difficulty returning to sleep.

This product candidate may help define a new space in the insomnia market, namely as a “use as needed” drug for these patients.

Transcept plans to file a New Drug Application with the FDA prior to the end of 2008 and, if approved, launch the drug during the first half of 2010.

Secondly, we believe that the combined company should have the ability to launch Intermezzo into this significant market opportunity and to continue pipeline development with the capital provided through this merger. In today’s challenging financial markets, we see a strong cash position as critical to building value for our shareholders.

Finally, we believe Transcept has built a very experienced operational and commercial management team with a strong track record of moving products from the clinic into the market.

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Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

Before I turn the call over to Glenn Oclassen, the CEO of Transcept, let me just add that we conducted a very thorough process that involved the evaluation of potential opportunities with multiple companies. As a result, the Novacea management team and Board of Directors believe this transaction is in the best interest of Novacea stockholders.

We see the tremendous potential of Transcept and the key value drivers that are expected to occur over the next 12 to 24 months. We look forward to participating in the success of our merged companies.

I will be happy to answer any questions after Glenn has completed his remarks.

Glenn Oclassen - Transcept - President and CEO

Thanks, John, and good morning to everyone. Obviously, this is an exciting time for everybody at Transcept. For those of you who may not be familiar with our company, Transcept is a specialty pharmaceutical company focused on developing important new uses for existing therapeutics in the categories of both psychiatry and sleep medicine.

We were founded in 2002 and our offices are in the Bay Area. We expect to submit, as John mentioned, a 505(b)(2) NDA in the 4th quarter of 2008 for our lead drug candidate, Intermezzo.

Intermezzo is poised to be the first prescription sleep aid designed to be used in the middle-of-the-night, when it’s needed, to help people who wake up and have difficulty returning to sleep. We believe this is a potentially significant portion of the estimated $4 billion sleep market.

We know that Novacea vigorously reviewed multiple companies interested in a potential business combination, and we have been particularly impressed with both the diligence and skill that John and his team have used in developing an understanding of Transcept’s strategies and accomplishments. We agree with John that this merger with Transcept represents an excellent opportunity for Novacea stockholders.

The proposed merger of the two companies enables Transcept to combine with a public company, while providing what we believe will be the resources necessary to fully support the commercialization of our lead product, Intermezzo.

In addition to Intermezzo, we also continue to devote resources to expanding our product pipeline to address needs in both the psychiatry and sleep markets through internal development as well as the in-licensing of existing development programs. The Transcept management team has a strong record in development, commercialization and marketing of prescription pharmaceuticals. And with us today on the call are Tom Soloway, Terry Moore who is VP of Marketing and Sales. Tom Soloway, Senior VP of Operations and Chief Financial Officer, and Nik Singh who is the founder of the company and our Chief Scientific Officer.

I’m going to take the next few minutes to give you an overview of the company, our focus on the specialty pharmaceutical arena and our drug development and commercialization strategies. I’ll also discuss some of the upcoming milestones that we’re attempting and we’ll touch on our pipeline and strategy to develop additional product candidates.

For your reference, our corporate presentation is posted to the web site at www.transcept.com.

I’d like to start off by reiterating how excited we are about the anticipated NDA submission. Obviously, this is a huge event for the company and that’s for our lead candidate Intermezzo. The indication statement that we’ve proposed to the FDA and that actually FDA has reflected back to us in writing is for the as-needed treatment of insomnia characterized by difficulty returning to sleep after awakening in the middle of the night. This is a rather complex way of saying a simple thought and that is, do you ever wake up in the middle of the night and have difficulty returning to sleep? That’s the problem we’re trying to deal with.

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Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

Our NDA will be based on our two successful pivotal Phase Three clinical trials in which we studied insomnia patients with these kinds of awakenings in the middle of the night in both the sleep lab and in an outpatient setting. And we anticipate that this will be the first of a series of regulatory filings that will enable us to work with international partners to develop and launch Intermezzo in other markets.

As a brief overview of the insomnia category, and as I mentioned earlier, the U.S. market for prescription sleep aids has grown to over $4 billion per year, and prescriptions through June 2008 increased at about a 6% to 8% annual rate. Despite this size of this category, however, it remains a largely under penetrated market. And what I mean by that, is that only 10% to 15% of the 70 million estimated Americans who suffer from significant sleep problems actually consult a physician for help.

According to a very substantial study that emerged from the Stanford Sleep Epidemiology Research Center under the direction of Dr. Maurice Ohayon, middle-of-the-night awakenings have been identified as the most prevalent sleep complaint. Not going to sleep at bedtime, not waking up at 5:00 am when you want to get up at 6:00, but waking up in the middle of the night as most of us would define it. And this affects some estimated 35% of the U.S. population. The simple way in which Intermezzo is used is very different from the current — the drugs that are currently available for the treatment of sleep problems. Virtually everything that’s currently on the market is an eight-hour sleep aid, meant to put you to sleep at bedtime and keep you asleep all night long. If your problem happens to be confined to a middle-of-the-night awakening, that means that at bedtime, you have or predict whether tonight is going to be one of your bad nights, because even patients with fairly severe chronic insomnia do not experience middle-of-the-night awakenings every single night. Typically it is three to five nights a week.

Our strategy is different. What we’re doing is treating that awakening when it occurs with a fast acting, low dose product, so patients will return to sleep rapidly, they’re using very little drug, its only on board for about four hours, and patients awaken, according to the data from the Phase Three studies, without hangover affects the next day. So, it’s a solution that is particularly designed for this problem, rather than trying to keep patients asleep all night long.

The way in which Intermezzo works is relatively simple. The active agent, Zolpidem exists in a salt form when it’s in the product tablet, but we include buffers in that tablet that change the pH of the patient’s saliva, and in doing so, change the salt form of the drug into the base form of the drug. The base form of the drug penetrates more easily because it is fat soluble, it gets through the fatty tissues of the mouth much more easily and that’s demonstrated by data we have that when — even when you compare early absorption, and let us say that’s the first 10 minutes to 15 minutes, we get several times as much drug into systemic circulation as does a 10 milligram Ambien tablet and we’re only dosing at 3.5 milligrams. So you can see the potency of this pH change in enhancing early bioavailability.

Despite this rather substantial early blood level, after four hours, patients show no hangover effects the next day and that was clearly demonstrated in both of the Phase Three clinical studies.

As we have said, we expect Intermezzo to be the first use -as-needed sleep aid to control middle-of-the-night insomnia when it occurs. We anticipate receiving FDA approval of Intermezzo in 2009 and we are currently targeting a potential commercial launch for the first half of 2010.

Regarding patent protection, our IP strategy is focused on both claims for formulation patents and method of use patents. The method of use patents being broader because they cover the use of zolpidem in any dosage form in the middle of the night to treat awakenings of this type. And patents of each type are filed and pending with the patent offices around the world and around the world. We received a notice of first office action on our formulation patents from the USPTO in April 2008 and anticipate further interaction before the end of the year. We do not anticipate that the method of use patent will come up for office action until some time in 2010.

Our team has successfully created new sales organizations and launched new specialty and psychiatry drugs in the past. I built my career in this industry running dermatology business units at both Allergan and Neutrogena. These culminated when I

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Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

founded Oclassen Pharmaceuticals in 1986, which we sold to Watson Labs in ‘97 in a transaction that, quite frankly, made our investors very happy.

Our VP Marketing and Sales, Terry Moore, has been a senior neuroscience marketing and sales executive with companies such as Eli Lilly and Wyeth. And Terry has a long history of successfully launching and growing multi-billion dollar brands in both the psychiatry and primary care markets. Prior to joining us, Terry built and led the Neuroscience business unit at Organon, which is now, as we know, a part of Schering-Plough.

Prior to becoming a co-founder at Transcept, Tom Soloway spent nine years in the venture capital industry. And since Transcept was founded in 2002, Tom has played a key role in managing our operations and financing activities.

Our founder, Nik Singh, who’s here with me, was really the guy who made all this happen. He’s the one who had all of the original ideas as to how to manipulate pH in the patient’s mouth and what we’ve done here is a tribute to his creativity.

Our initial sales efforts will be focused on approximately 17,000 psychiatrists and high prescribing primary care physicians who write about 30% of sleep prescriptions in the U.S. So this is a fairly tight group of high-prescribing physicians. We believe that these prescribers are particularly sophisticated with regard to sleep aids and will easily recognize, not only the importance of middle-of-the-night awakenings, but also the value of Intermezzo in offering a new and much improved approach to treating this dominant form of insomnia. Given the capital resources resulting from the proposed merger with Novacea, we expect to be in a strong financial position to launch Intermezzo ourselves to these specialty markets.

I’d like to now briefly discuss the rest of the product pipeline. In order to expand our ability to offer products of importance to psychiatrists and their patients, we are conducting exploratory studies with two fixed dose combination drugs for the treatment of dopamine associated disorders: TO-2060, which is a combination of olanzapine and ondansetron is being studied for the suppression of craving in alcoholics, and TO-2061, which is a combination of risperidone and ondansetron, for the treatment of obsessive-compulsive disorder.

We have filed method of use patent describing these and similar combinations of ondansetron and atypical anti-psychotics for the treatment of such dopamine-associated disorders.

We have a pilot trial underway using TO-2061 in treatment resistant OCD and we have completed a double-blind placebo-controlled pilot study using TO-2060 in alcohol use disorder. In this particular trial, despite the fact that this was a small study with only about 10 patients per treatment arm, one of the TO-2060 dose combinations showed a statistically significant superiority to placebo in suppressing alcohol consumption.

As of April of this year, we have an active IND, but given that the clinical endpoints for the approval of products in this category are currently being redefined by the Agency, we’re going to seek funding for this program, and we are seeking funding for this program, from sources such as the National Institute on Alcohol Abuse and Alcoholism, the NIAAA, to provide the financial resources to pursue the development of this product.

We also continue to review, actively review, additional in-license candidates in the fields of psychiatry and sleep medicine.

Just before opening for questions, I’d like to highlight what we believe to be a few key value drivers of this merger and for Transcept.

We expect to submit our 505(b)(2) NDA for Intermezzo prior to the end of 2008. Since we filed our IND in 2005 we have had several rather detailed discussions with the FDA regarding the drug candidate and regarding our submission. And based on our clinical data package and on these interactions with the agency, we’re comfortable with the current status of the regulatory process.

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Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

In order to maximize shareholder value, we are seeking an Intermezzo primary care marketing partner. Of course, we can’t predict when we will sign a deal and with the right partner. So, therefore it is particularly important that you understand that this merger is expected to enable Transcept to begin commercializing Intermezzo on our own to the 17,000 physicians who account for about 30% of sleep prescriptions.

Assuming the FDA follows its normal review timeline, we would expect NDA approval in the fall of 2009. And that should enable us to launch Intermezzo in the first half of 2010.

Finally, our pipeline provides further opportunities for additional therapeutics for the psychiatry market and we plan to continue to pursue in licensing opportunities to compliment our in-house development programs.

Before we open the call up for questions, I would like to note that for those investors seeking further information about Transcept, we are currently scheduled to present at several upcoming investor conferences in the fall. The JMP Conference on October 6 and 7th in New York, the Natixis Bleichroeder, their Second Annual Hidden Gems Conference, that’s October 13th and 14th in New York. The Rodman and Renshaw Conference in New York on November 10th and 12th. And the Piper Jaffray Annual Conference in New York on December 2nd and 3rd.

We are, furthermore, going to be scheduling a road show with the assistance of Merrill Lynch over the next few weeks, and for those investors who’d like to arrange a one on one meeting, please contact our director of communications, Michael Gill, 510 215-3575.

Again, it must be obvious, is that we’re excited about this transaction and about the opportunity it provides Transcept, as well as the value proposition for shareholders of the combined company.

And with that, I guess we’ll take questions.

QUESTIONS AND ANSWERS

Operator

Thank you. [Operator Instructions].

Your first question comes from the line of Corey Davis, representing Natixis. Please proceed.

Corey Davis - Natixis - Analyst

Thanks very much, and good morning, Glenn.

Could you just go down what the capital structure of the new firm will look like in terms of cash, any debt? Number of shares outstanding? Et cetera, stuff like that?

Glenn Oclassen - Transcept - President and CEO

No debt, all of the shares outstanding issues are in the process of being worked out, but basically, at the moment, it’s a simple combination, 60/40 split between the two companies, Transcept shareholders owning 60, and Novacea shareholders 40. And at closing, assuming closing is at or around December 31st, somewhere between $88 million and $92 million in total cash. Obviously, we can’t predict a closing date because it’s at least in part in the hands of the SEC, but that’s the range of cash that we expect to have at that point.

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Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

Corey Davis - Natixis - Analyst

Okay, great and — I guess at the risk—

Glenn Oclassen - Transcept - President and CEO

I’m sorry, Corey, Tom Soloway just reminded me we will have — we did have $5 million in debt as of June 30th last and that’s being paid down and I believe will be paid down next year.

Tom Soloway - Transcept - SVP, Operations and CFO

Yes, through about September of 2009.

Corey Davis - Natixis - Analyst

Okay, great. And at the risk of making you repeat yourself, can you just restate which of the pending patents you feel are most blocking on Intermezzo and if you don’t get these patents issued by the time of approval, would you choose to launch or is that more in the hands of the potential partner?

Glenn Oclassen - Transcept - President and CEO

We expect action from the patent office on both patents before we launch, if for some reason that was delayed further, we would launch anyway because we still have three years of protection under NDA’s exclusivity.

The formulation patent is a patent that is really focused on the particular formulation and the unexpected results it delivers. The method of use patent is clearly considerably broader in the sense that it covers the use of zolpidem in any form in the treatment of middle-of-the-night awakening at these doses, at doses I believe below 4.9 milligrams. And that’s one that we expect to have — to provide considerably greater protection from potential competition. That one will come up for office action sometime in the first half of next year.

Corey Davis - Natixis - Analyst

Okay. And in your conversations with potential partners, I know that you mentioned you would go ahead and choose to launch yourself first, is that because they said we’re not going to sign any kind of deal until you get final approval, or for other reasons. And I guess, have people figured out how to make money in the insomnia market

Glenn Oclassen - Transcept - President and CEO

We’ve not gotten to discussions that have been substantive enough that whether or not patents were issued became a gating factor. Frankly, at this point, we’re choosing to launch on our own for two reasons — one is because we can, we can in the sense of you have a nice concentrated group of subscribers and we can because of the nature of this transaction gives us enough cash to have a – to be able to carry out our plan to commercialize this product. The fact is, however, that to fully realize the potential for Intermezzo, we understand we need a partner, we believe that the longer we wait, considering all of the events including filing and then eventual approval and then launch into the high prescribing marketplace, the longer we wait, the more valuable this asset is and the more our partner is going to have to pay to play in this particular game. Obviously we are fully engaged — Susan Koppy has joined us as VP corporate Development and we’re fully engaged and looking for a partner, but as you know from past history, you just can not predict when one of those deals is going to come together.

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Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

Corey Davis - Natixis - Analyst

And thanks, last question, that I probably should know the answer to, but don’t recall the high end work that you stated, has that been published yet, or - ?

Glenn Oclassen - Transcept - President and CEO

That was accepted for publication in Psychiatry Research, I believe.

Nik Singh - Transcept - SVP and Chief Scientific Officer

In Journal of Psychiatry and Research.

Glenn Oclassen - Transcept - President and CEO

Yes, and I would imagine it would appear within the next few months. The reprints have already been reproduced and that was the point at which we understood we were able to cite the specific reference.

Corey Davis - Natixis - Analyst

Okay, perfect. Thanks and congrats on the deal.

Glenn Oclassen - Transcept - President and CEO

Thanks, Corey.

Operator

Your next question comes from the line of Eric Schmidt, representing Cowen and Company. Please proceed.

Eric Schmidt - Cowen and Company - Analyst

Good morning. On the capital structure, what determines whether the 60/40 ownership ratio is adjusted in any way?

Glenn Oclassen - Transcept - President and CEO

Just off of the amount of cash that is available at closing.

Eric Schmidt - Cowen and Company - Analyst

Okay, and how does that work?

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Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

Glenn Oclassen - Transcept - President and CEO

Within certain contractual limitations, if there’s a lot more cash then Novacea shareholders will wind up with more shares. If there’s a lot less cash then Transcept shareholders wind up with more shares. It literally is a kind of a mechanical ratio, a movement up and down on that basis. There are a variety of ifs, ands, or buts attached to that, but other than that it’s fairly —

Eric Schmidt - Cowen and Company - Analyst

The details will be in the merger agreement though?

Glenn Oclassen - Transcept - President and CEO

Yes.

John Walker - Novacea - CEO and Chairman

Eric, this is John Walker, the details are in the merger agreement and what you’re going to see there is that there is that color, all right? But we had certainly projected towards an anticipated date of closing when we were negotiating the relative percentage of ownership and that’s how we ended up with the 60/40. It’s certainly our anticipation that if things move along as we anticipate, that will very closely align itself with what the actual ownership split will be at the time of closing the transaction.

Eric Schmidt - Cowen and Company - Analyst

Okay, and, John, I assume you and your team had full access to all of the FDA correspondence on Intermezzo?

John Walker - Novacea - CEO and Chairman

Yes, we had full exposure to that, we not only used our own internal resources, but also external resources in terms of the diligence process, Eric. So we’re very comfortable and certainly paid a lot of time and attention to that, given some of the difficulties that other companies have had in the insomnia market. but quite frankly, we saw in Transcept a very unique positioning and one that, as Glenn commented about in his remarks, we believe that the agency has concurred with, namely that there is a very strong positioning for middle-of-the-night awakening labeling and we believe that that’s a clear differentiating factor with Transcept and Intermezzo over any of the other products that are currently being developed or have been proposed to be developed in this market.

Eric Schmidt - Cowen and Company - Analyst

Okay, so on that middle-of-the-night claims, the wording that Glenn gave previously on the call, for as-needed treatment of insomnia in patients awakening in the middle of the night. I think that’s what he said, that’s explicit in the correspondence between Transcept and the FDA, is that right?

John Walker - Novacea - CEO and Chairman

Yes, it is.

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Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

Glenn Oclassen - Transcept - President and CEO

It is, we’ve gotten that feedback now I believe, three different times from FDA.

Eric Schmidt - Cowen and Company - Analyst

Okay, thank you.

John Walker - Novacea - CEO and Chairman

Then again, you want to be a little bit careful Eric, as you all are aware, I men we cannot predict what the agency will ultimately decide to do, but certainly up to this particular point in time, it is very clear that the type of positioning statement that Glenn elucidated and that you just referenced is well defined within the correspondence with the agency up to this point in time.

Eric Schmidt - Cowen and Company - Analyst

Great. Thanks a lot.

Operator

Your next question comes from the line of Ken Trbovich representing RBC Capital Markets. Please proceed.

Ken Trbovich - RBC Capital Markets - Analyst

Yes, thanks for taking the question. Glen, I think I wanted to circle back on the commercial side, when you talked about preparing for the launch, you mentioned a sort of target of 17,000 physicians. Can you give us a sense around the plans for the commercial build out of the organization and how much of that would you do prelaunch as opposed to waiting for the decision. And then, just in terms of the reps, are you talking about 150, 200 reps, what’s the number you’re looking at?

Glenn Oclassen - Transcept - President and CEO

We’re looking at a total of somewhere around 125, maybe 130 total reps with 17,000 physicians that would enable more than a call a month and obviously, there would be some calls we’d make less frequently than that and some that would be more.

We all know of examples of companies who have prehired sales forces before the approval of their first product, we’re not going to be one of those. We are going to line up the team and identify as many candidates and interact with them as thoroughly and successfully as we can, but we are not going to start paying them until we have this drug approved. This cash is far too precious to be risking it on the basis of predicting something that the Food and Drug Administration is going to do because we — for the reasons that we all know very well, that is a hazardous kind of gambling and we’re not going to engage in that.

Ken Trbovich - RBC Capital Markets - Analyst

Sure, appreciate that. Thank you.

Operator

The next question comes from the line of Gabe Hoffman, representing Accipiter Capital Management. Please proceed.

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Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

Gabe Hoffman - Accipiter Capital Management - Analyst

Hello?

Glenn Oclassen - Transcept - President and CEO

Yes.

Gabe Hoffman - Accipiter Capital Management - Analyst

Hello?

Glenn Oclassen - Transcept - President and CEO

Yes, do you have a question?

Gabe Hoffman - Accipiter Capital Management - Analyst

Hello? Good morning.

John Walker - Novacea - CEO and Chairman

Gabe, you’re on. Can you hear us?

Gabe Hoffman - Accipiter Capital Management - Analyst

Okay, thank you. Was just curious, obviously Novacea, has engaged advisors for some time and to explore strategic options. I was wondering if at any point during the process, Novacea and its advisors attempted a sale of the company. Was a sale of the company attempted prior to — as an option?

John Walker - Novacea - CEO and Chairman

Gabe, we started this process back at the JP Morgan conference in January and our focus during the first quarter of 2008, as we’ve identified previously, was very much in looking at strategy opportunities, merger, et cetera, with oncology companies. As you know, at that particular point in time, our lead program, Asentar, still had an operating partnership in place with Schering-Plough.

As we moved through the end of the quarter and it appeared that Schering-Plough was going to move away from the relationship, which they in fact did and we announced during the first week of April, we made the determination to expand the net, looking at the variety of different strategic alternatives and we had discussions both with public and with private companies. But it was very much a concerted effort on the part of management and the board to try to position the capital of the company in a way that would offer the best opportunity for our shareholders within the next two to three year timeframe, believing that in the biotech industry that is an appropriate time to see the realization and creation of value.

So, we did explore opportunities that could have seen an acquisition of Novacea as opposed to a merger, but quite frankly, there was no value given the uncertainly surrounding Asentar that one could have exacted for the assets at that point, other

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FINAL TRANSCRIPT

Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

than cash. And so, moving forward to a strategic transaction that puts this capital to work behind an exceptionally promising company and program again was something that we felt was clearly in the best interest of our shareholders.

Gabe Hoffman - Accipiter Capital Management - Analyst

Okay, thanks. That’s helpful. I guess, was just curious, how many of Novacea’s board members are also investors in Transcept? What percentage of the company do they own and, if that’s the case, how were things handled in terms of dealing with what would be an obvious conflict.

John Walker - Novacea - CEO and Chairman

Couple of things. Number one is there is one crossover investor, but that member is not an individual on our board. Remind you simply that the members of our board of directors are elected as individuals to represent the interest of all shareholders.

But we did have a crossover investor between the two companies in NEA and Mike Raab, who sits on our board and is also a general - or a partner at NEA was recused from any and all discussions relating to Transcept, although participated, very clearly, in discussions of other opportunities that we had pursued as a company. And just to provide some reference from that standpoint, Gabe, since the first of the year, Novacea management has held discussions with over 90 companies. So this was a very extensive process over this period of time, but there was clearly a recusing of Mike Raab, number one.

Number two, because we were concerned about any possibility that investors would see this as — and I’m talking public investors now — would see any potential of a conflict, we also established a very specific sub committee of the board that was comprised only of independent directors. And management worked with this group extensively through the process from April through to the end of August in looking at opportunities and in making specific recommendations to the full board of directors.

Gabe Hoffman - Accipiter Capital Management - Analyst

So, I’m sorry, if you wouldn’t mind answering the second part of that question, it would be very helpful. How much, what percentage of Transcept does NEA own?

John Walker - Novacea - CEO and Chairman

Believe the number is roughly about 12% of Transcept. They’re roughly a 20% owner of Novacea.

Gabe Hoffman - Accipiter Capital Management - Analyst

Great, well, I thank you for answering the questions. I guess as a comment, it would seem that the company has an obligation to its public investors and given that the company’s trading well below cash that its public investors should not have to potentially wait for a two to three-year time frame. It seems like you’ve got a company here that has questionable and incomplete intellectual property. They do not have a partner, having a partner and getting a third party to pay money for a program is a huge value-creating event and that you’re basically asking your public investors to take the company’s cash and give it at a higher valuation than the company is currently trading to a program that’s got a very risky event right in front of it with the FDA, with precious cash, and that far better use of shareholder funds would be to distribute the company’s cash to either all of its investors or to those investors that wish to have their value in cash per share handed to them. And this looks very, very bad for the company’s public shareholders. Thank you.

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FINAL TRANSCRIPT

Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

John Walker - Novacea - CEO and Chairman

Well, Gabe, I certainly appreciate your point of view, and believe me, it is one that is totally unanticipated, because we do know that certain investors, such as Accipiter basically acquire stock with the idea that there’s going to be some type of a near term take out. We took a view, as a board of directors, that because we were and are in the biotechnology industry, that looking at value creation over a two to three-year period of time is the most appropriate thing for us to do. Recognizing that the longer term shareholders in this company have clearly been people engaged in the creation of value through the introduction of new therapeutics that will aid patients. And so, from that perspective, we feel very comfortable with the direction that we have taken, even though it did not result in what you may have anticipated would be a take out at some premium to current trading value.

And, I would remind you that we have been very thoughtful regarding the communication that we have had to all shareholders since the termination of our phase three study and have been very clear in regard to the fact that we were pursuing a number of different strategic alternatives and that it was certainly inclusive of looking at the type of transaction that we have announced here today.

Gabe Hoffman - Accipiter Capital Management - Analyst

Yes, we understand that. We expected the board to go for value and it just — it seems like when you add up a private company that, on its own, would almost be out of cash, a very cautious FDA program that’s just about to go in front of the FDA for review, a program that is clearly for a primary care market that has no external third partner validation in terms of a partnership, a product that would clearly need to be partners, and frankly, cross ownership, those things don’t look particularly good in terms of value creation, but I appreciate you taking the questions as well as listening to the comments. Thank you.

John Walker - Novacea - CEO and Chairman

Thank you.

Operator

[Operator instructions]. With no further questions in queue at this time, I would now like to turn the call back to Mr. John Walker for closing remarks.

John Walker - Novacea - CEO and Chairman

Again, thank you to everyone for participating on the call today. I think as many of you can recognize who participate in the biotech industry as long-term investors, we are tremendously excited about the opportunity that Transcept represents.

To be very clear about that, the filing of an NDA is anticipated to take place before the end of this year, and we believe that the opportunity to find a partner to help market Intermezzo over the long-term is something that represents a very clear additional value driver for our shareholders overall.

Again, we’ll comment that the capital that is represented by the combined company is sufficient to, in our view, successfully commercialize Intermezzo. So we believe that as Novacea approached this, that finding an opportunity like Transcept that has a significant reduction in the risk reward profile is of great interest to our shareholders and we hope everyone will continue to learn more about Transcept and to see the opportunity as we do, one that represents a significant value adding event over the next 12 to 24 months.

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FINAL TRANSCRIPT

Sep. 02. 2008 / 8:30AM, NOVC - Novacea, Inc. and Transcept Pharmaceuticals, Inc. Conference Call to Discuss Signing of Merger Agreement

Thank you very much for your time. We’ll look forward to any follow up phone calls and again, appreciate your joining us this morning.

Operator

Ladies and gentlemen, thank you for your participation in today’s conference. This concludes your presentation, you may now disconnect. Good day.

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